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
                                  Exhibit 11.1

               Statement Re: Computation of Loss per Common Share


                                                                         January 7,                                  January 7,
                                                                       1993 (date of                                1993 (date of
                                                                         inception)           Nine months             inception)
                                            Years ended December 31,      through         ended September 30,          through
                                          --------------------------    December 31,   -------------------------     September 30,
                                              1994           1995           1995           1995           1996           1996
                                          -----------    -----------    -----------    -----------    -----------    ------------
                                                                                       (unaudited)    (unaudited)     (unaudited)
Weighted average shares outstanding         2,250,000      2,245,284      2,248,419      2,250,000      2,205,485      2,239,788

SAB No. 83-
     For common stock sold at prices
         less than the initial offering
         price during the 12 months
         preceding the initial public
         offering using the treasury
         method                               300,000        300,000        300,000        300,000        202,176        280,335


     For stock options and warrants
         granted at exercise prices
         less than the initial offering
         price during the 12 months
         preceding the initial public
         offering using the treasury
         method                               167,067        167,067        167,067        167,067        167,067        167,067
                                          -----------    -----------    -----------    -----------    -----------    -----------


                                            2,717,067      2,712,351      2,715,486      2,717,067      2,574,728      2,687,190
                                          ===========    ===========    ===========    ===========    ===========    ===========


Net Loss                                  $   (11,285)   $   (86,386)   $  (128,267)   $  (122,795)   $  (517,399)   $  (645,666)
                                          ===========    ===========    ===========    ===========    ===========    ===========

Loss per common share                     $    --        $      (.03)   $      (.05)   $      (.05)   $      (.20)   $      (.24)
                                          ===========    ===========    ===========    ===========    ===========    ===========
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